Tax Parcel Number: Prepared by and Return to: Stroock & Stroock & Lavan LLP 3100 Wachovia Financial Center 200 South Biscayne Boulevard Miami, Florida 33131-2385 Attn: Albert J. Delgado, Esq.

SEA BREEZE LIMITED PARTNERSHIP, as mortgagor
(Borrower)
To
LEHMAN BROTHERS BANK, FSB, as mortgagee
(Lender)
___________________________________
MORTGAGE AND SECURITY AGREEMENT
___________________________________
Dated:	January 5, 2007
Location:	Rehoboth Beach, Delaware
County:	Sussex

UPON RECORDATION RETURN TO:
Stroock & Stroock & Lavan LLP
3100 Wachovia Financial Center 200 South Biscayne Boulevard Miami, Florida 33131-5323
Attention:	Albert J. Delgado
__________________________________________________________________________________________

THIS MORTGAGE AND SECURITY AGREEMENT (this “Security Instrument”) is made as of the 5th day of January, 2007, by SEA BREEZE LIMITED PARTNERSHIP, a Delaware limited partnership, having its principal place of business at 27777 Franklin Road, Suite 200, Southfield, Michigan 48034, as mortgagor (“Borrower”) to LEHMAN BROTHERS BANK, FSB, a federal stock savings bank, having an address at 1000 West Street, Suite 200, Wilmington, Delaware 19801, as mortgagee (“Lender”).

RECITALS:

Borrower by its promissory note of even date herewith given to Lender is indebted to Lender in the principal sum of TWENTY MILLION AND 00/100 DOLLARS ($20,000,000.00) in lawful money of the United States of America (the note together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to as the “Note”), with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note. The Maturity Date of the Note is January 11, 2017.

Borrower desires to secure the payment and performance of the Obligations (as defined in Section 2.1 hereof).

1 - GRANTS OF SECURITY

1.1 PROPERTY MORTGAGED. Borrower does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Lender, and grant a security interest to Lender in, the following property, rights, interests and estates to the extent the same are now owned, or hereafter acquired by Borrower (collectively, the “Property”): (a) the real property described in Exhibit A attached hereto and made a part hereof (the “Land”); (b) all additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument; (c) the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land, but excluding the manufactured homes located thereon (the “Improvements”); (d) all easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto; (e) all furnishings, machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the “Personal Property”), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of the above; (f) all leases and other agreements affecting the use, enjoyment or occupancy of the Land and the Improvements heretofore or hereafter entered into, whether before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. § 101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”) (the “Leases”) and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues (including, but not limited to, any payments made by tenants under the Leases in connection with the termination of any Lease), issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt (as hereinafter defined); (g) any and all lease guaranties, letters of credit and any other credit support (collectively, the “Lease Guaranties”) given by any guarantor in connection with any of the Leases (individually, a “Lease Guarantor” and collectively, the “Lease Guarantors”); (h) all rights, powers, privileges, options and other benefits of Borrower as lessor under the Leases and beneficiary under all Lease Guaranties; (i) all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property; (j) all proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property; (k) all refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction; (l) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims; (m) the right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property; (n) to the extent assignment thereof is legally permissible, all agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Borrower thereunder; (o) all tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property; and (p) any and all other rights of Borrower in and to the items set forth in Subsections (a) through (o) above.

1.2 ASSIGNMENT OF RENTS. Borrower hereby absolutely and unconditionally assigns to Lender Borrower’s right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2 and Section 3.6, Lender grants to Borrower a revocable license to collect and receive the Rents, which license shall be automatically revoked upon the occurrence of an Event of Default (as hereinafter defined). Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums. This Security Instrument is intended to assign Rents and Leases pursuant to Del. C. § 2121.

1.3 SECURITY AGREEMENT. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security for the Obligations, a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code.

1.4 PLEDGE OF MONIES HELD. Borrower hereby pledges to Lender any and all monies now or hereafter held by Lender, including, without limitation, any sums deposited in the Escrow Fund (as defined in Section 3.4), the Deferred Maintenance Deposit (as defined on Exhibit B attached hereto and made a part hereof), the Reserve (as defined on Exhibit B), Net Proceeds (as defined in Section 4.3(b)), and condemnation awards or payments described in Section 3.5 (collectively, “Deposits”), as additional security for the Obligations until expended or applied as provided in this Security Instrument.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender, and the successors and assigns of Lender, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note and this Security Instrument, shall well and truly perform the Other Obligations (as defined in Section 2.1 hereof) as set forth in this Security Instrument and shall well and truly abide by and comply, in all material respects, with each and every covenant and condition set forth herein and in the Note, these presents and the estate hereby granted shall cease, terminate and be void.

2 - DEBT AND OBLIGATIONS SECURED

2.1 DEBT AND OBLIGATIONS SECURED. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the payment of the Debt and the performance of the Other Obligations, in such order of priority as Lender may determine in its sole discretion. For purposes hereof, the term “Debt” shall mean the aggregate of the indebtedness evidenced by the Note in lawful money of the United States of America, interest, default interest, late charges, prepayment premiums and other sums, as provided in the Note, this Security Instrument or the other Loan Documents (defined below), all other moneys agreed or provided to be paid by Borrower in the Note, this Security Instrument or the other Loan Documents and all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby. For purposes hereof, the term “Other Obligations” shall mean the obligations of Borrower (other than the obligation to repay the Debt) contained in this Security Instrument, the Note and the other Loan Documents (as hereinafter defined). For purposes hereof, the term “Loan Documents” shall mean the Note, this Security Instrument and any other documents or instruments which now or shall hereafter wholly or partially secure or guarantee payment of the Note or which have otherwise been executed or are hereafter executed by Borrower and/or any other person or entity in connection with the loan (the “Loan”) evidenced by the Note and any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part thereof. Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively below as the “Obligations.” All the covenants, conditions and agreements contained in the Note and the other Loan Documents are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein. Anything to the contrary herein or in any other Loan Document notwithstanding, the obligations of any person (hereinafter, a “Guarantor” or “Indemnitor”) under any separate guaranty or indemnity accepted by Lender, including but not limited to any guaranty of recourse obligations given to Lender as of even date herewith, shall not be secured by this Security Instrument, any separate assignment of leases or assignment of rents, or any other lien encumbering the Property; provided however that the obligations of Borrower under the Environmental Indemnity Agreement (as hereinafter defined) and under any separate indemnity of Borrower shall be so secured, subject to the rights of Lender to proceed on an unsecured basis thereunder pursuant to applicable law.

3 - BORROWER COVENANTS

Borrower covenants and agrees that:

3.1 PAYMENT OF DEBT. Borrower will pay the Debt at the time and in the manner provided in the Note, this Security Instrument and the other Loan Documents.

3.2 INSURANCE.

(a)    Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the coverages set forth herein:

(i)           property insurance (written on the Special cause of Loss form or its equivalent) on the Improvements and the Personal Property, in each case (A) in an amount equal to 100% of the actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing either an agreed amount endorsement or a waiver of all co-insurance provisions; and (C) providing for a deductible of not greater than $50,000. If any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, Borrower shall obtain flood hazard insurance in such an amount as Lender shall require, but in no event less than the maximum amount of such insurance available under the National Flood

Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended. In addition, in the event the Property is located in the State of California or in a “seismic zone” 3 or 4 (as defined in the Uniform Building Code published by the International Conference of Building Officials), Borrower shall obtain earthquake insurance in amounts and in form and substance satisfactory to Lender;

(ii)          commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the “occurrence” form with a combined single limit (including “umbrella” coverage in place) of not less than (1) $3,000,000 and a general aggregate limit of not less than $4,000,000; or (2) if any of the Improvements contain elevators, a combined single limit of not less than $5,000,000 and a general aggregate limit of $6,000,000 and (B) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; and (4) blanket contractual liability for all written and oral contracts, to the extent the same is available;

(iii)         loss of rents insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Subsection 3.2(a)(i); and (C) on an agreed value actual loss sustained basis in an amount equal to 100% of the projected gross income from the Property for a period of twelve (12) months. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross income from the Property for the succeeding twelve (12) month period. From and after the occurrence of an Event of Default, all insurance proceeds payable to Lender pursuant to this Subsection shall be held by Lender and shall be applied to the obligations secured hereunder from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note except to the extent such amounts are actually paid out of the proceeds of such loss of rents insurance;

(iv)         at all times during which structural construction, material repairs or alterations are being made with respect to the Improvements, owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy;

(v)          if Borrower has employees, workers’ compensation, subject to the statutory limits of the state in which the Property is located, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 aggregate coverage for disease in respect of any work or operations on or about the Property, or in connection with the Property or its operation;

(vi)         if the Property contains HVAC or other equipment not covered by the comprehensive all risk insurance, comprehensive boiler and machinery insurance, in amounts as shall be reasonably required by Lender;

(vii)        if Borrower owns or operates motor vehicles, motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits reasonably acceptable to Lender; and

(viii)       such other insurance and in such amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located (excluding coverage against acts of terrorism), provided that the same is commercially available at commercially reasonable rates.

(b)           All insurance provided for in Subsection 3.2(a) hereof shall be obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”) issued by one or more Qualified Insurers (as hereinafter defined), provided that if insurance from a Qualified Insurer is not commercially available, Borrower shall be permitted to obtain such insurance from an “insurer of last resort” approved, authorized or licensed to provide insurance in the state in which the Property is located. Such insurance shall be written on customary forms for the coverages required hereby and, except as otherwise expressly required by the provisions of this Section 3.2, may provide for commercially reasonable policy limits and sub-limits and normal and customary exclusions, exceptions and deductibles. Whether or not covered by the express terms of any Policy, Borrower shall not decline, elect not to accept, allow to lapse or fail to pay the required premium for any insurance coverage required to be extended or offered by any insurer by applicable law, rule or regulation without Lender's prior written consent. For purposes hereof, a “Qualified Insurer” shall mean an insurance company approved, authorized or licensed to provide insurance in the state in which the Property is located and have a rating of “A” or better for claims paying ability assigned by Moody’s Investors Service, Inc. and Standard & Poor’s Rating Group or a general policy rating of “A-” or better and a financial class of VIII or better assigned by A.M. Best Company, Inc.

(c)           Borrower shall not obtain (i) any umbrella or blanket liability or casualty Policy unless, in each case, Lender’s interest is included therein as provided in this Security Instrument and such Policy is issued by a Qualified Insurer, or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Subsection 3.2(a) to be furnished by, or which may be reasonably required to be furnished by, Borrower. In the event Borrower obtains separate insurance or an umbrella or a blanket Policy, Borrower shall notify Lender of the same and shall cause certified copies of each Policy to be delivered as required in Subsection 3.2(e). Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder or shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Subsection 3.2(a).

(d)           All Policies of insurance provided for or contemplated by Subsection 3.2(a), except for the Policy referenced in Subsection 3.2(a)(v), shall name Lender and Borrower as the insured or additional insured, as their respective interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a “mortgagee clause” in form acceptable to Lender providing, among other things, that Lender shall receive at least thirty (30) days prior written notification of any termination, cancellation or reduction of insurance and that the loss thereunder shall be payable to Lender.

(e)           If not previously delivered to Lender, Borrower shall deliver to Lender no later than thirty (30) days after the date hereof certified copies of the existing Policies providing the insurance coverage required under Section 3.2(a) marked “premium paid” or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”) monthly, quarterly or annually, as the case may be, in accordance with the requirements for payment contained in the Policies. In addition, prior to the expiration dates of the Policies which Borrower is now or hereafter required to maintain hereunder, Borrower shall deliver to Lender certificates of insurance on Accord Forms 25 and 27 (or such forms as may be required by the Rating Agencies) for the new or renewal Policies (accompanied by evidence reasonably satisfactory to Lender of payment of the monthly, quarterly or annual Insurance Premiums that shall have become due thereunder), setting forth, among other things, the amounts of insurance maintained, the risks covered by such insurance and the insurance company or companies which carry such insurance. Borrower shall deliver certified copies of the new or renewal Policies (including any blanket or umbrella Policy) Borrower is required to maintain under this Section 3.2 within the later of (1) thirty (30) days of Lender’s request and (2) upon such certified copies of the new or renewal Policies being available for delivery by the applicable insurer(s). In addition, if requested by Lender, Borrower shall furnish verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Lender. Under no circumstances shall Borrower be permitted to finance the payment of any portion of the Insurance Premiums.

(f)           If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by this Security Instrument and shall bear interest in accordance with Section 10.3 hereof.

(g)           If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice of such damage to Lender, if the cost of repairing such damage is in excess of $100,000, and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be approved by Lender (the “Restoration”) and otherwise in accordance with Section 4.3 of this Security Instrument, except in instances where Lender has failed or elected not to disburse Net Proceeds to Borrower under such Section 4.3 (provided that such exception shall not apply if the failure to disburse is attributable to Borrower’s failure to comply with the conditions set forth in Clauses (A), (D) or (I) of Subsection 4.3(b)(i) or in Subsection 4.3(b)(ii) or any other conditions set forth in Section 4.3 which Borrower has the practical ability to satisfy). Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower.

(h)           In the event of foreclosure of this Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to such policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

3.3 PAYMENT OF TAXES, ETC. Borrower shall pay all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Taxes”), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Other Charges”), and all charges for utility services provided to the Property prior to the time the same become delinquent. Borrower will deliver to Lender, promptly upon Lender’s request, evidence satisfactory to Lender that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property. Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument, Borrower shall furnish to Lender paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent.

3.4 RESERVES. (a)Borrower shall pay to Lender on each date that a regularly scheduled payment of interest is due under the Note one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Lender to be payable, during the next ensuing twelve (12) months (the amounts above shall be called the “Escrow Fund”). Borrower agrees to notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any Taxes of which it has obtained knowledge and authorizes Lender or its agent to obtain the bills for Taxes and Other Charges directly from the appropriate taxing authority. The Escrow Fund and the payments of interest payable pursuant to the Note shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Escrow Fund to payments of Taxes required to be made by Borrower pursuant to Section 3.2 hereof. If the amount of the Escrow Fund shall exceed the amounts due for Taxes pursuant to Section 3.2 hereof, Lender shall, in its discretion, return any excess to Borrower or credit such excess against future payments to be made to the Escrow Fund. In allocating such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Property. If the Escrow Fund is not sufficient to pay the items set forth in (a) and (b) above, Borrower shall promptly pay to Lender, upon demand, an amount which Lender shall estimate as sufficient to make up the deficiency. The Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. No earnings or interest on the Escrow Fund shall be payable to Borrower.

(b)           Borrower shall comply with the Replacement and Leasing Reserve Requirements set forth on Exhibit “B” attached hereto and made a part hereof.

(c)           Borrower shall have the right to deliver a Letter of Credit in lieu of making payments to the Escrow Fund for the purposes of paying the Taxes subject to the terms and conditions set forth on Exhibit “C” hereto.  If Borrower delivers a Letter of Credit, Lender shall have no obligation to apply the Escrow Fund or any proceeds of the Letter of Credit to the payment of the Taxes.

3.5 CONDEMNATION. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 4.3 of this Security Instrument, except in instances where Lender has failed or elected not to disburse Net Proceeds to Borrower under such Section 4.3 (provided that such exception shall not apply if the failure to disburse is attributable to Borrower’s failure to comply with the conditions set forth in Clauses (A), (D) or (I) of Subsection 4.3(b)(i) or in Subsection 4.3(b)(ii) or any other conditions set forth in Section 4.3 which Borrower has the practical ability to satisfy). If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Debt.

3.6 LEASES AND RENTS.

(a)           Except as otherwise consented to by Lender, all Leases shall be written on a standard form of lease for the Property which shall have been submitted to Lender in connection with the origination of the Loan or otherwise approved by Lender. Upon request, Borrower shall furnish Lender with executed copies of all Leases. Except as required by changes in law or agreements with any association formed by the homeowners association for the Property established for the benefit of the pad site lessees and owners or lessees of manufactured homes to be placed thereon, provided that in no event shall any such agreements have a Material Adverse Effect (as hereinafter defined), no material changes may be made to the Lender-approved standard lease without the prior written consent of Lender, which approval shall not be unreasonably withheld or delayed. In addition, all renewals of Leases and all proposed leases shall be on arms length terms, shall provide for market rents then prevailing in the market area of the Property or as reasonably determined by Borrower in a manner consistent with prudent business practices of owners of similar properties and shall provide for free rent only if the same is consistent with prevailing market conditions; provided, however, (x) Borrower shall be permitted to offer leasing incentive consistent with its ordinary business and marketing practices and those of its affiliates, and (y) Borrower shall be permitted to allow month-to-month tenancies without obtaining written Lease renewals following the expiration of a Lease with an initial term of not less than six (6) months. Subject to the restrictions contained in this Section 3.6(a), Borrower shall be permitted to lease sites at the Property to Sun Home Services, Inc. ("SHS"), an affiliate of Borrower, as well as other dealers of manufactured homes, so that SHS and such other dealers may place manufactured homes on such sites and enter into residential lease agreements pursuant to which tenants shall lease such manufactured homes, and sublease such sites, from SHS or such other dealers; provided, however, SHS and such other dealers shall be permitted to terminate any of its leases with Borrower if the tenants of SHS or such other dealers default under their leases with SHS or such other dealers. All proposed commercial Leases and renewals of existing Leases for commercial space shall be subject to the prior approval of Lender and its counsel, at Borrower’s expense. All Leases shall provide that they are subordinate to this Security Instrument and that the lessee agrees to attorn to Lender. For purposes hereof, the term “Material Adverse Effect” shall mean a material adverse effect upon the current use or operation of the Property as a mobile home park, the management of the Property in a manner consistent with industry standards for similar properties, the rent generated from the Property, or the ability of Lender to enforce the terms of the Loan Documents.

(b)           Borrower (i) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Obligations; (ii) shall enforce all of the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed, short of termination thereof; provided however, a residential Lease may be terminated in the event of a default by the tenant thereunder; (iii) shall not collect any of the Rents more than one (1) month in advance; (iv) shall not execute any other assignment of the lessor’s interest in the Leases or the Rents; and (v) shall not consent to any assignment of or subletting under the Leases without the prior written consent of Lender, except in accordance with the terms of such Leases or otherwise in the ordinary course of business.

(c)           Notwithstanding the provisions of Subsection 3.6(a) above, renewals of existing commercial Leases and proposed leases for commercial space covering less than ten percent (10%) of the total rentable space for the Property and accounting for rental income which in the aggregate is less than ten percent (10%) of the total rental income for the Property shall not be subject to the prior approval of Lender provided that (i) the renewal Lease or proposed lease shall have a lease term not to exceed ten (10) years including options to renew, (ii) the renewal Lease or proposed lease shall provide for rental rates and terms comparable to existing local market rates and terms, and (iii) the renewal Lease or proposed lease shall be an arms-length transaction with a bona fide, independent third party tenant. Borrower shall deliver to Lender copies of all Leases which are entered into pursuant to the preceding sentence together with Borrower’s certification that it has satisfied all of the conditions of the preceding sentence within thirty (30) days after the execution of the Lease.

3.7 MAINTENANCE OF PROPERTY. Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property and tenant improvements made in connection with a Lease which has been entered into by Borrower in accordance with the terms hereof and other capital improvements made in the ordinary course of business of operating a mobile home park) without the consent of Lender. Subject to the provisions of Subsection 3.2(g) and Section 3.5, Borrower shall promptly cause the repair, replacement or rebuilding of any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.5 hereof. Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or abandoned without the express written consent of Lender which consent shall not be unreasonably withheld or delayed.

3.8 WASTE. Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Security Instrument.

3.9 COMPLIANCE WITH LAWS. Borrower shall (i) promptly comply in all material respects with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting the Property, or the use thereof including, but not limited to, the Americans with Disabilities Act (“ADA”) (collectively, the “Applicable Laws”), (ii) from time to time, upon Lender’s request, provide Lender with evidence satisfactory to Lender that the Property complies in all material respects with all Applicable Laws or is exempt from compliance with Applicable Laws, (iii) give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws, and (iv) take appropriate measures to prevent and will not engage in or knowingly permit any illegal activities at the Property.

3.10 BOOKS AND RECORDS. (a)Borrower shall keep adequate books and records of account in accordance with methods of accounting reasonably acceptable to Lender and furnish to Lender:

(i)           quarterly operating statements of the Property, prepared and certified by Borrower in substantially the same form as the operating statements delivered to Lender in connection with the closing of the Loan, detailing the revenues received, the expenses incurred and the net operating income before and after debt service (principal and interest) and major capital improvements for that quarter and containing appropriate year to date information within sixty (60) days after the end of each fiscal quarter;

(ii)          certified rent rolls for the last month of each fiscal quarter signed and dated by Borrower, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the rent and any other charges payable under each Lease and the term of each Lease, including the expiration date, and any other information as is reasonably required by Lender, within sixty (60) days after the end of each fiscal quarter;

(iii)         an annual operating statement of the Property detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, to be prepared and certified by Borrower in substantially the same form as the annual operating statements delivered to Lender in connection with the closing of the Loan, within ninety (90) days after the close of each fiscal year of Borrower and if available, any operating statements prepared by an independent certified public accountant within thirty (30) days of the date the same are made available to Borrower, and

(iv)         an annual balance sheet and profit and loss statement of Borrower in substantially the same form as the balance sheet and profit and loss statement delivered to Lender in connection with the closing of the Loan, to be prepared and certified by Borrower within ninety (90) days after the close of each fiscal year of Borrower, and, if available, any financial statement prepared by an independent certified public accountant with respect to Borrower within thirty (30) days of the date the same are made available to any such persons.

(b)           Upon Lender’s request, Borrower shall cause each Guarantor and each Indemnitor to furnish to Lender no later than ninety (90) days after the end of the fiscal year for the applicable Guarantor or Indemnitor a financial statement for said fiscal year certified to Lender and prepared on a form reasonably acceptable to Lender. Notwithstanding anything to the contrary contained herein, Borrower shall not be required to furnish the financial information described in clause (a)(iii) or (a)(iv) above or this clause (b) so long as (A) Sun Communities Operating Limited Partnership, a Maryland corporation (“SCOLP”) and Sun Communities, Inc., a Michigan corporation (the “Sponsor”), directly or indirectly, own all of the ownership interests in Borrower, (B) Sponsor remains as SCOLP’s general partner and a publicly traded company and (C) the financial information required pursuant to clause (a)(iii), (a)(iv) and this clause (b) is available in public reports filed by the Sponsor in accordance with the requirements of applicable federal and State securities laws.

(c)           Borrower, its affiliates, any Guarantor and any Indemnitor shall furnish Lender with such other additional financial or management information as may, from time to time, be reasonably required by Lender in form and substance reasonably satisfactory to Lender. Lender may commission new or updated appraisals, phase I and phase II environmental reports, property condition surveys and (if the Property is located in an area with a high degree of seismic activity) seismic risk assessments of the Property to be prepared by third parties (each a “Third Party”) designated by Lender after the date hereof (each, a “Third Party Report”). Borrower shall cooperate with each Third Party and Lender in the preparation of the Third Party Reports and shall reimburse Lender within ten (10) days of Lender’s demand for all costs incurred by Lender in connection with any of such Third Party Reports commissioned after the occurrence of an Event of Default and any environmental report commissioned as the result of Lender’s determination that Hazardous Substances (as defined in the Environmental Indemnity) may have been introduced to the Property and/or a violation of Environmental Law may have occurred with respect to the Property. Any such reports commissioned by Lender shall be made available to Guarantors and may be relied upon by them to the extent permitted by the contractors furnishing such Third Party Reports.

3.11 PAYMENT FOR LABOR AND MATERIALS. Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred by Borrower in connection with the Property and never permit to be created or exist in respect of Borrower's interest in the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions (defined below).

3.12 MANAGEMENT.

(a)           Borrower represents and warrants to Lender that it self-manages the Property, and that it has not contracted with any third party to manage the operation, maintenance or leasing of the Property (“Management Services”). Borrower shall have the right, on at least thirty (30) days prior written notice, to delegate the Management Services to a third party manager (a “Manager”), subject to the following: (i) in no event shall the aggregate fees and other compensation payable to the Manager exceed five percent (5.0%) of the gross income from the Property, (ii) the Manager shall be a Qualified Manager (hereinafter defined), (iii) the Manager shall have entered into a management agreement with Borrower (a “Management Agreement”) approved by Lender, which approval shall not be unreasonably withheld or delayed, and (iv) Borrower and the Manager shall have entered into an assignment of management agreement and subordination of management fees approved by Lender, which approval shall not be unreasonably withheld. If Borrower shall enter into any Management Agreement, then (1) Borrower shall diligently perform and observe all of the terms, covenants and conditions of the Management Agreement or any replacement thereof, on the part of Borrower to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the rights of Borrower under the Management Agreement, (2) Borrower shall promptly notify Lender of the giving of any notice by Manager to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Borrower to be performed and observed and deliver to Lender a true copy of each such notice, (3) Borrower shall not surrender the Management Agreement, consent to the assignment by the Manager of its interest under the Management Agreement, or terminate or cancel the Management Agreement, or modify, change, supplement, alter or amend the Management Agreement to increase the management fee, reduce the Manager’s material obligations in any material respect or in any other manner as may result in a Material Adverse Effect, either orally or in writing without the prior written consent of Lender, which consent shall not be unreasonably withheld provided the Property shall at all times be managed by a Qualified Manager. Borrower hereby assigns to Lender as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Security Instrument, all the rights, privileges and prerogatives of Borrower to surrender any such Management Agreement, or to terminate, cancel, modify, change, supplement, alter or amend any such Management Agreement, and any such surrender of the Management Agreement, or termination, cancellation, modification, change, supplement, alteration or amendment of the Management Agreement, without the prior consent of Lender shall be void and of no force and effect. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right upon notice to Borrower, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Management Agreement shall be kept unimpaired and free from default. Lender and any Person designated by Lender shall have, and are hereby granted, the right to enter upon the Property at any time upon reasonable prior written notice and subject to the rights of tenants under the Leases and from time to time for the purpose of taking any such action. If the Manager shall deliver to Lender a copy of any notice sent to Borrower of default under the Management Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon. Borrower shall not, and shall not permit the Manager to, sub-contract any or all of its management responsibilities under the Management Agreement to a third-party except as expressly permitted in the Management Agreement without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed. Borrower shall, from time to time, use reasonable efforts to obtain from the Manager such certificates of estoppel with respect to compliance by Borrower with the terms of the Management Agreement as may be requested by Lender, provided that, Lender shall have the right to request such an estoppel not more than one (1) time per calendar year. Any sums expended by Lender pursuant to this paragraph shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, (x) shall be deemed to constitute a portion of the Debt, (y) shall be secured by the lien of the Security Instrument and the other Loan Documents and (z) shall be immediately due and payable upon demand by Lender therefor. As used herein, the term “Qualified Manager” shall mean (A) an Affiliate of Sponsor (hereinafter defined) or (B) a reputable and experienced professional management organization (I) which manages, together with its Affiliates, at least ten (10) properties of a type and quality (or superior quality) to the Property, totaling in the aggregate no less than 2,000 mobile home pad sites, of which at least 1,000 sites shall be located in Delaware (all exclusive of the Property) and (II) prior to whose employment as Manager shall have been approved by Lender, such approval not to be unreasonably withheld or delayed.

(b)           Without limitation to the foregoing, if at any time: (i) there exists an Event of Default, (ii) there exists a material default by a Manager under a Management Agreement beyond any applicable notice and cure period, or (iii) without limitation to (i), the Maturity Date has occurred and the Debt has not been repaid in full, Borrower, upon the request of Lender, shall (y) if it is then self-managing the Property, retain a third party Manager or (z) if a third party Manager is then managing the Property, terminate the Management Agreement and replace the Manager, without penalty or fee. Any such new or replacement Manager shall be a Qualified Manager that shall assume management of the Property pursuant to a replacement management agreement that is reasonably acceptable to Lender. At the time such new or replacement Management Agreement is entered into, Borrower and the related Manager shall enter into an assignment of management agreement and subordination of management fees in favor of Lender that is reasonably acceptable to Lender.

(c)           Except for the delegation of Management Services to an Affiliate of Sponsor, Lender may condition any required consent or approval of it under this Section 3.12 upon confirmation from the Rating Agencies rating any class of Securities that the related matter shall not result in the downgrade, qualification or withdrawal of the then current ratings of any class of Securities.

3.13 PERFORMANCE OF OTHER AGREEMENTS. Borrower shall observe and perform in all material respects each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument given by Borrower to Lender for the purpose of further securing an obligation secured hereby and any amendments, modifications or changes thereto. In addition, Borrower shall observe and perform in all material respects all other agreements to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property and to which Borrower is a party or otherwise subject to the extent necessary to avoid a Material Adverse Effect.

3.14 CHANGE OF NAME, IDENTITY OR STRUCTURE. Borrower will not change Borrower’s name, identity (including its trade name or names) or, if not an individual, Borrower’s corporate, limited liability company, partnership or other structure (without regard to the ownership composition of Borrower) without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s structure, without first obtaining the prior written consent of Lender. Borrower will execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein, and to the extent permitted by applicable law, hereby authorizes Lender to file any such financing statement on Borrower’s behalf. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

3.15 EXISTENCE. Borrower will continuously maintain its existence and its rights to do business in the state where the Property is located together with its franchises and trade names.

3.16 OFAC. At all times throughout the term of the Loan, Borrower and all of its respective Affiliates shall (i) not be a Prohibited Person (defined below) and (ii) be in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury.

The term “Prohibited Person” shall mean any person or entity:

(a)           listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

(b)           that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order.

(c)           with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(d)           who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(e)           that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, www.ustreas.gov/offices/enforcement/ofac or at any replacement website or other replacement official publication of such list; or

(f)	who is an Affiliate of or affiliated with a person or entity listed above.

As used in this Security Instrument, (y) the term “Affiliate”, as used herein, shall mean, as to any person or entity, any other person or entity that, directly or indirectly, is in control of, is controlled by or is under common control with such person or entity or is a director or officer of such person or entity, or of an Affiliate of such person or entity, and (z) the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise.

4 - SPECIAL COVENANTS

Borrower covenants and agrees that:

4.1 PROPERTY USE. The Property shall be used only as a mobile home community and for no other use without the prior written consent of Lender, which consent may be withheld in Lender’s sole and absolute discretion.

4.2 SPECIAL PURPOSE ENTITY. Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants that it is and shall continue to be a Special Purpose Entity. A “Special Purpose Entity” means a corporation, limited liability company or partnership, which (a) does not have and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than, with respect to Borrower and, if Borrower is a partnership, each of its Special Purpose Entity general partners, the following: (i) the Debt, (ii) trade payables and capital expenditures incurred in the ordinary course of the business of owning and operating the Property, provided that such trade payables and capital expenditures (A) shall not be evidenced by a note, (B) shall be paid within sixty (60) days of the date incurred and (C) shall not exceed, in the aggregate, three percent (3%) of the outstanding principal balance of the Loan at any one time, (iii) real estate taxes and assessments, and (iv) obligations under equipment leases and purchase money financing arrangements entered into in connection with the leasing or purchase of equipment reasonably required in connection with the ownership and operation of the Property, provided that the sum of the purchase price (or in the case of leased equipment, the amount that would have been paid in order to purchase, instead of lease) for such equipment shall not exceed, in the aggregate, one percent (1%) of the outstanding principal balance of the Loan at any one time; (b) if such entity is a limited liability company, has as its manager or managing member a Special Purpose Entity that owns at least one half percent (.50%) of the membership interests of the limited liability company; (c) if such entity is a partnership, has a general partner of such entity that is a Special Purpose Entity that owns at least one percent (1.0%) of the partnership interests in such partnership, (d) has Charter Documents that provide that such entity will not: (1) dissolve, merge, liquidate, consolidate; (2) sell all or substantially all of its assets or the assets of any entity in which it has a direct or indirect interest, except as otherwise provided in the Loan Documents; (3) engage in any other business activity, or amend its organizational documents with respect to the matters set forth in this Section 4.2 without the consent of the Lender; or (4) without the affirmative vote of all of the directors of the corporation or directors or managers of a limited liability company (that is such entity, the managing member or a general partner of such entity), file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest; and (e) at all times from and after June 30, 1997 (and to Borrower’s knowledge with respect to the representations in clauses (i), (ii) and (iii) below, from and after the date of its inception):

(i)           has been, and continuing from and after the date hereof shall remain, organized solely for the purpose of (i) acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Property, obtaining the Loan from Lender and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; (ii) acting as a general partner of the partnership that owns the Property; or (iii) acting as a managing member of the general partners of the partnership that owns the Property;

(ii)          has not engaged in, and continuing from and after the date hereof shall not engage in, any business or activity unrelated to (i) the acquisition, development, ownership, management or operation of the Property, (ii) acting as a member and or manager of the limited liability company that is a general partner of the partnership that owns the Property; or (iii) acting as a general partner of the partnership that owns the Property;

(iii)         has not owned, and continuing from and after the date hereof shall not own, any material assets other than (i) the Property, (ii) such incidental Personal Property as may be necessary for the operation of the Property, (iii) the membership interest in the limited liability company that is a general partner of the partnership that owns the Property; or (iv) the general partnership interest in the partnership that owns the Property;

(iv)         has not engaged in, sought or consented to, and continuing from and after the date hereof shall not engage in, seek or consent to, any dissolution, winding up, liquidation, consolidation, merger, or sale of all or substantially all of its assets, or transfer of its partnership or membership interests, or any stock or beneficial ownership of, any entity, except as permitted under Section 8 of this agreement;

(v)           has preserved, and continuing from and after the date hereof will preserve, its existence as an entity duly organized and validly existing under the laws of the jurisdiction of its organization or formation and will not without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of its operating agreement, articles of formation, partnership agreement or certificate of partnership, certificate of incorporation, by-laws or similar organizational documents, as the case may be (collectively, the “Charter Documents”), or consent to or suffer the amendment, modification, termination or breach of any of the Charter Documents, or amend, modify, terminate or fail to comply with, or consent or suffer the amendment, modification, termination or breach of any Charter Documents of any entity in which it owns an interest, in each case in such a manner as could reasonably jeopardize Borrower’s status as a bankruptcy remote entity;

(vi)         has not owned, and continuing from and after the date hereof, shall not own or make any investment in, any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof or any fiduciary acting in such capacity on behalf of any of the foregoing (each, a “Person”) other than Borrower or a Special Purpose Entity owning an interest in Borrower;

(vii)        has not commingled, and from and after the date hereof, shall not commingle its assets with the assets of any of its general partners, managing members, shareholders, Affiliates, principals or of any other person or entity;

(viii)       has maintained, and from and after the date hereof shall maintain, its financial statements, accounting records, bank accounts and other entity documents separate and apart from those of the partners, members, shareholders, principals and Affiliates of such entity, and has not permitted and will not permit its assets to be listed as assets on the financial statement of any other entity except that such entity’s financial position, assets, results of operations and cash flows may be included in the consolidated financial statements of an Affiliate of such entity; provided, however, that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

(ix)         has not entered into or been a party to, and from and after the date hereof, will not enter into or be a party to any contract or agreement with any general partner, managing member, shareholder, principal or Affiliate of Borrower, Guarantor or Indemnitor, or any general partner, managing member, shareholder, principal or Affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available in a comparable arms-length basis with third parties;

(x)           has maintained, and from and after the date hereof shall maintain, its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xi)         has not made, and from and after the date hereof shall not make any loans to any third party;

(xii)        has held itself out and identified itself, and from and after the date hereof shall hold itself out and identify itself, to the public as a legal entity separate and distinct from any other Person;

(xiii)       has conducted, and from and after the date hereof shall conduct, its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that such entity is responsible for the debts of any third party (including any general partner, managing member, shareholder, principal or Affiliate of such entity, but not including any Special Purpose Entity limited partnership of which such entity is expressly permitted to be a general partner in accordance with the terms hereof);

(xiv)       has remained, and from and after the date hereof intends to remain, solvent and which pay its debt and liabilities (including, as applicable, shared personnel and overhead expenses) from the revenue generated from the operation of the Property, provided that the foregoing covenant shall not require the general partners, shareholders or members, as the case may be, of such Special Purpose Entity to make any additional capital contributions to such Special Purpose Entity;

(xv)        has maintained, and from and after the date hereof, will maintain, to the extent available from the cash flow generated from the operation of the Property, adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations ;

(xvi)       has filed, and from and after the date hereof, will file its own tax returns, if any, as may be required under applicable law, to the extent such entity is (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division solely for tax purposes of another taxpayer, and has paid and will pay any taxes so required to be paid under applicable law;

(xvii)      has allocated, and from and after the date hereof, will allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(xviii)     has not failed, and from and after the date hereof shall not fail, to correct any known misunderstanding regarding the separate identity of such entity;

(xix)       has held, and from and after the date hereof shall hold, its assets in its own name and has conducted and will conduct its business in its own name;

(xx)        has paid, and from and after the date hereof shall pay, its own liabilities and expenses;

(xxi)       has observed, and from and after the date hereof shall observe, all corporate, limited liability company or partnership formalities, as applicable;

(xxii)      has not assumed, guaranteed or become obligated for, and from and after the date hereof shall not assume or guarantee or become obligated for, the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except by virtue of its status as a Special Purpose Entity general partner of a Special Purpose Entity partnership that has been approved by Lender;

(xxiii)     has not acquired, and from and after the date hereof, will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate;

(xxiv)     has maintained and used, and from and after the date hereof will maintain and use, separate stationery, invoices and checks bearing its name;

(xxv)      has not pledged, and from and after the date hereof shall not pledge, its assets for the benefit of any other Person;

(xxvi)     has not had, and from and after the date hereof will not have, any of its obligations guaranteed by any Affiliate of such entity, except as is contemplated in this agreement;

(xxvii)    has complied, and from and after the date hereof will comply, with all of the material terms and provisions contained in its Charter Documents; and

(xxviii)  has conducted and operated, and from and after the date hereof shall conduct and operate, its business as presently conducted and operated and in compliance with the requirements of its Charter Documents.

Notwithstanding the foregoing, the following operations and activities of Borrower and its Affiliates shall not be considered a violation of the covenants contained in this Section 4.2:

1.            offering services to residents of the Property through Affiliates of Borrower or other third parties for which fees and charges may be collected by Borrower or the Affiliate and paid to such Affiliate or third party, which may include, without limitation, cable and internet services, landscaping, snow removal, lease or sale of manufactured homes, and child care; provided that such Affiliates do not conduct their business in the name of Borrower and that any agreements between Borrower and its Affiliates relating to such services are on commercially reasonable terms similar to those of an arm’s length transaction;

2.            depositing all gross revenue, whether cash, cash equivalents or similar assets, in an operating account maintained specifically for the Property (a “Property Operating Account”), after paying expenses of Borrower or causing SCOLP and/or Sponsor, to pay such expenses, and distributing such remaining cash to Sponsor, SCOLP, or at the direction of Sponsor or SCOLP, as applicable, to any other Affiliate of Borrower, and in any case, distributing such remaining cash that does not belong to the Borrower promptly to such entities;

3.            paying all payables, debts and other liabilities arising from or in connection with the operation of the Property from the Property Operating Account, or causing SCOLP and/or Sponsor to pay such liabilities;

4.            using ancillary assets in connection with the operation of the Property held in the name of Sponsor, SCOLP, or any of their Affiliates, such as vehicles and office and maintenance equipment;

5.            treating the Property for all purposes as part of and within the portfolio of manufactured housing communities owned by SCOLP or its Affiliates, for marketing, promotion and providing information and reports to the public or as required by any applicable law; provided, however, that Borrower shall conduct business in its own name or its assumed or trade name; and/or

6.            allocating general overhead and administrative costs incurred by Sponsor and SCOLP and/or other Affiliates of Borrower in a fair and equitable manner.

4.3 RESTORATION. The following provisions shall apply in connection with the Restoration of the Property:

(a)           If the Net Proceeds shall be less than $500,000 and the costs of completing the Restoration shall be less than $500,000, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Subsection 4.3(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Security Instrument.

(b)           If the Net Proceeds are equal to or greater than $500,000 or the costs of completing the Restoration is equal to or greater than $500,000, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Subsection 4.3(b). The term “Net Proceeds” for purposes of this Section 4.3 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Subsections 3.2(a)(i), (iv), and (vi) of this Security Instrument as a result of such damage or destruction (or any proceeds of self-insurance maintained in lieu of such insurance policies), after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of all awards and payments received by Lender with respect to a taking referenced in Section 3.5 of this Security Instrument, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(i)            The Net Proceeds shall be made available to Borrower for the Restoration provided that each of the following conditions are met: (A) no Event of Default shall have occurred and be continuing under the Note, this Security Instrument or any of the other Loan Documents; (B) (1) in the event of the Net Proceeds are Insurance Proceeds, less than fifty percent (50%) of the total floor area of the Improvements has been damaged, destroyed, or rendered unusable as a result of such fire or other casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property; (C) Leases demising in the aggregate a percentage amount equal to or greater than fifty percent (50%) (with respect to casualties) or ninety percent (90%) (with respect to condemnation) of the total net rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such fire or other casualty, as the case may be, shall remain in full force and effect during and after the completion of the Restoration; (D) Borrower shall have commenced the Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after the settlement of the related insurance claim or determination of the condemnation award) and shall diligently pursue the same to satisfactory completion; (E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note at the Applicable Interest Rate (as defined in the Note), which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Subsection 3.2(a)(iii), if applicable, or (3) by other funds of Borrower; (F) Lender shall be satisfied that following the completion of the Restoration, the ratio of sustainable net cash flow for the Property (after deduction for underwritten reserves) to debt service payable under the Note shall be at least 1.20 to 1.00; (G) Lender shall be reasonably satisfied that the Restoration will be completed on or before the earliest to occur of (1) twelve (12) months prior to the Maturity Date (as defined in the Note), (2) twelve (12) months after the occurrence of such fire or other casualty or taking, whichever the case may be, (3) the earliest date required for such completion under the terms of any Leases which are required in accordance with the provisions of this Subsection 4.3(b) to remain in effect subsequent to the occurrence of such fire or other casualty or taking, whichever the case may be, and the completion of the Restoration or (4) such time as may be required under any applicable zoning laws, ordinances, rules or regulations in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty or to as nearly as possible the condition it was in immediately prior to such taking, as applicable; (H) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations; (I) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable laws, rules and regulations; and (J) such fire or other casualty or taking, as applicable, does not result in the loss of access to the Property or the Improvements.

(ii)          The Net Proceeds shall be held by Lender and, until disbursed in accordance with the provisions of this Subsection 4.3(b), shall constitute additional security for the Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company insuring the lien of this Security Instrument.

(iii)         All plans and specifications required in connection with the Restoration shall be subject to prior review and approval in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”), which approval shall not be unreasonably withheld or delayed. Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant, which approval shall not be unreasonably withheld or delayed. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower.

(iv)         In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” as used in this Subsection 4.3(b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection 4.3(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.3(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage, provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the lien of this Security Instrument. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v)           Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi)         If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Subsection 4.3(b) shall constitute additional security for the Obligations. With respect to Restorations following a casualty in which the Improvements are restored to substantially the same condition as they existed prior to the casualty, the excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.3(b), and the receipt by Lender of evidence reasonably satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Security Instrument or any of the other Loan Documents.

(c)           All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Subsection 4.3(b)(vi) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate, in its discretion. Provided no Event of Default exists under the Note, this Security Instrument or the other Loan Documents, Borrower shall not be obligated to pay any prepayment premium or other prepayment consideration in connection with a prepayment resulting from the application of Net Proceeds to the Debt pursuant to the preceding sentence. Any such prepayment shall be applied to the principal last due under the Note and shall not release Borrower from the obligation to pay the Monthly Payments (as defined in the Note) next becoming due under the Note and the Monthly Payment shall not be adjusted or recalculated as a result of such partial prepayment. If Lender shall receive and retain Net Proceeds, the lien of this Security Instrument shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt.

4.4 LOCK BOX ACCOUNT. (a) Upon the occurrence of an Event of Default, provided a lock box procedure has not otherwise been instituted under any other provision of the Loan Documents, Lender shall have the right, upon written notice to Borrower to require that, from and after the next succeeding date of payment of an installment of principal and interest under the Note, all Rents with respect to the Property, at Lender’s discretion, be paid directly to the property manager for the Property (the “Manager”) and deposited daily by the Manager in the name designated by Lender directly to a designated lock-box account (the “Lock-Box Account”), opened by Lender at a bank (the “Lock-Box Bank”), which account shall be within the exclusive control of Lender.

(b)           Upon receipt of notice from Lender as set forth in Subsection (a) above, Borrower shall enter into and shall cause Manager to enter into a lock-box agreement with Lender in a form reasonably satisfactory to Lender, which form shall substantially reflect the provisions of this Section (provided, however, that Borrower’s obligations under this Section 4.4 (including Borrower’s obligation to cause Manager to deposit Rents in the Lock-Box Account in accordance with Section 4.4(a) above) shall not be dependent upon the execution of any such lock-box agreement). If, in Lender’s judgment, the Manager’s performance in collecting Rents shall decline, Borrower shall irrevocably instruct and otherwise cause each party paying such Rents (including each tenant under any Lease) to make all payments (A) if by wire transfer, to the Lock Box Account, and (B) if by check, money order or similar manner of payment, by mail to a designated lock box (the “Lock Box”) within the exclusive control of Lender Amounts deposited into the Lock-Box shall be collected and deposited daily by the Lock-Box Bank into the Lock-Box Account. Borrower agrees that if any Rents required to be deposited in the Lock Box Account shall be received by it or any affiliate or any manager of all or any portion of the Property, Borrower shall deposit or cause such Rents to be deposited in the Lock Box Account within one (1) Business Day of the receipt of such Rents by Borrower, any affiliate or any manager.

(c)           Amounts on deposit in the Lock-Box Account on any date of payment of an installment of principal and interest under the Note shall be applied in the following order of priority: (i) to pay any Taxes, Other Charges or Insurance Premiums then due and payable; (ii) to pay the Lock-Box Bank’s fees; (iii) to pay interest and principal due on such date with respect to the Note; (iv) to replenish all reserves and escrow funds required to be paid by Borrower to Lender under the Note, this Security Instrument and the other Loan Documents; and (v) to pay normal and customary operating expenses of the Property which have been approved by Lender.

(d)           In the event that Lender shall have the right to institute lock box procedures pursuant to any other provision of the Loan Documents, the terms and provisions of such provision shall supersede the provisions of this Section 4.4.

(e)           In the event that lockbox procedures shall be instituted pursuant to the provisions of this Section 4.4 and thereafter Lender shall accept the cure of such Event of Default in writing or waive such Event of Default, such lockbox procedures shall be discontinued subject to Lender’s right to reinstitute the same upon the occurrence of any future Event of Default.

5 - REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that:

5.1 WARRANTY OF TITLE. Borrower has paid for and has good title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, set over, transfer and convey the same and that Borrower possesses an unencumbered fee simple absolute estate in the Land and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Security Instrument (the “Permitted Exceptions”). The Permitted Exceptions do not and will not materially adversely affect or interfere with the value, or materially adversely affect or interfere with the current use or operations, of the Property, or the security intended to be provided by this Security Instrument or the ability of Borrower to repay the Note or any other amount owing under the Note, this Security Instrument, or the other Loan Documents or to perform its obligations thereunder in accordance with the terms of the Note, this Security Instrument or the other Loan Documents. Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all persons whomsoever.

5.2 AUTHORITY. Borrower (and the undersigned representative of Borrower, if any) has full power, authority and legal right to execute this Security Instrument, and to mortgage, grant, bargain, sell, pledge, assign, warrant, set-over, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Borrower’s part to be performed.

5.3 LEGAL STATUS AND AUTHORITY. Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (b) is duly qualified to transact business and is in good standing in the State where the Property is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own the Property and carry on its business as now conducted and proposed to be conducted. Borrower now has and shall continue to have the full right, power and authority to operate and lease the Property, to encumber the Property as provided herein and to perform all of the other obligations to be performed by Borrower under the Note, this Security Instrument and the other Loan Documents.

5.4 VALIDITY OF DOCUMENTS. (a) The execution, delivery and performance of the Note, this Security Instrument and the other Loan Documents and the borrowing evidenced by the Note (i) are within the partnership power of Borrower; (ii) have been authorized by all requisite partnership action; (iii) to the best of Borrower's knowledge, have received all necessary approvals and consents, whether corporate, governmental or otherwise; (iv) will not violate, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provision of law, any order or judgment of any court or governmental authority of which Borrower is aware, the partnership agreement or other governing instrument of Borrower, or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its assets or the Property is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby; and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this instrument in appropriate land records in the State where the Property is located and except for Uniform Commercial Code filings relating to the security interest created hereby); and (b) the Note, this Security Instrument and the other Loan Documents constitute the legal, valid and binding obligations of Borrower.

5.5 LITIGATION. There is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to the best of Borrower’s knowledge, threatened or contemplated against, or affecting, Borrower, a Guarantor, if any, an Indemnitor, if any, or the Property, and which if determined adversely to Borrower or any Guarantor or Indemnitor, could reasonably result in a Material Adverse Effect.

5.6 STATUS OF PROPERTY. (a) No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Borrower has obtained and will maintain the insurance prescribed in Section 3.2 hereof; (b) Borrower has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification; (c) the Property and the present and contemplated use and occupancy thereof are in material compliance with all Applicable Laws, including, without limitation, zoning ordinances, building codes, land use and environmental laws, laws relating to the disabled (including, but not limited to, the ADA) and other similar laws; (d) the Property is served by all utilities (including, but not limited to, public water and sewer systems) required for the current or contemplated use thereof; (e) all utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service; (f) all public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public; (g) except as otherwise indicated in the property condition report obtained by Lender, the Property is, to the best of Borrower’s knowledge, free from damage caused by fire or other casualty; (h) all costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full; (i) all liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in material compliance with all Applicable Laws; and (j) except as otherwise shown by the survey delivered to Lender in connection with the origination of the Loan, all Improvements lie within the boundary of the Land.

5.7 NO FOREIGN PERSON. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.

5.8 SEPARATE TAX LOT. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements are assessed and taxed together with the Property or any portion thereof.

5.9 ERISA COMPLIANCE. As of the date hereof and throughout the term of this Security Instrument, (i) Borrower is not and will not be an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA; (ii) the assets of Borrower do not and will not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA; (iii) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA; and (iv) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans. Borrower shall deliver to Lender such certifications or other evidence as requested by Lender from time to time of Borrower’s compliance with the foregoing representations and covenants.

5.10 LEASES. (a) Borrower is the sole owner of the entire lessor’s interest in the Leases; (b) the Leases are valid and enforceable; (c) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified occupancy statement delivered to and approved by Lender; (d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (e) none of the Rents have been collected for more than one (1) month in advance; (f) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (g) there exist no offsets or defenses to the payment of any portion of the Rents; (h) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; and (i) no person or entity has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease.

5.11 FINANCIAL CONDITION. (a) Borrower is solvent, and no bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to Borrower has been initiated, and (b) it has received reasonably equivalent value for the granting of this Security Instrument.

5.12 BUSINESS PURPOSES. The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

5.13 TAXES. Borrower has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Borrower knows of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

5.14 MAILING ADDRESS. Borrower’s mailing address, as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct.

5.15 NO CHANGE IN FACTS OR CIRCUMSTANCES. All information submitted in connection with Borrower’s application for the loan and Lender’s issuance of a commitment for the Loan (collectively, the “Loan Application”) and the satisfaction of the conditions thereof, including, but not limited to, all financial statements, rent rolls, reports, certificates and other documents, are accurate, complete and correct in all material respects. There has been no adverse change in any condition, fact, circumstance or event that makes any such information inaccurate, incomplete or otherwise misleading.

5.16 DISCLOSURE. To Borrower’s best knowledge, Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that is likely to cause any representation or warranty made herein to be materially misleading.

5.17 THIRD PARTY REPRESENTATIONS. Each of the representations and the warranties made by each Guarantor and Indemnitor herein or in any other Loan Document(s) is true and correct in all material respects.

5.18 ILLEGAL ACTIVITY. No portion of the Property has been or will be purchased with proceeds of any illegal activity.

5.19 OFAC. Borrower represents and warrants that neither Borrower or any of its respective Affiliates is a Prohibited Person and Borrower and all of its respective Affiliates are in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

Borrower acknowledges that in accepting the Note, this Security Instrument and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth above notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof; that the warranties and representations are a material inducement to Lender in making the Loan and that Lender would not make the Loan in the absence of such warranties.

6 - OBLIGATIONS AND RELIANCES

6.1 RELATIONSHIP OF BORROWER AND LENDER. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower and no term or condition of any of the Note, this Security Instrument and the other Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor. Borrower is not relying on Lender’s expertise business acumen or advice in connection with the Property.

6.2 NO LENDER OBLIGATIONS. (a)Notwithstanding the provisions of Subsections 1.1(f) and (l) or Section 1.2, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(b)           By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument, the Note or the other Loan Documents, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

7 - FURTHER ASSURANCES

7.1 RECORDING OF SECURITY INSTRUMENT, ETC. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Except where prohibited by law, Borrower will pay all taxes, duties, imposts, assessments, filing, registration and recording fees, and any and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Loan Documents and any amendment or supplement thereto.

7.2 FURTHER ACTS, ETC. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers, deeds to secure debt and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying in all material respects with all Applicable Laws. Borrower, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, and to file in the appropriate filing or recording offices, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation such rights and remedies available to Lender pursuant to this Section 7.2.

7.3 CHANGES IN TAX, DEBT, CREDIT AND DOCUMENTARY STAMP LAWS. (a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option by written notice of not less than ninety (90) days to declare the Debt immediately due and payable.

(b)           Borrower will not claim or demand or be entitled to any credit or credits against the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

(c)           If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

7.4 ESTOPPEL CERTIFICATES. (a) After written request by Lender, Borrower, within ten (10) days, shall furnish Lender or any proposed assignee an estoppel certificate in form and content as may be reasonably requested by Lender with respect to the status of the Loan and/or the Loan Documents.

(b)           Borrower shall use commercially reasonable efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more commercial lessees as required by Lender attesting to such facts regarding the Lease as Lender may reasonably require, provided that (i) Borrower shall not be required to honor more than two requests made by Lender in any twelve month period and (ii) in no event shall Borrower be required to obtain estoppel certificates from lessees containing more information than that required to be certified pursuant to the terms of the related Lease.

7.5 REPLACEMENT DOCUMENTS. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Borrower will issue, in lieu thereof, a replacement Note or other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

8 - DUE ON SALE/ENCUMBRANCE

8.1 LENDER RELIANCE. Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its general partners, managing members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for payment and performance of the Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the payment or the performance of the Obligations, Lender can recover the Debt by a sale of the Property.

8.2 NO SALE/ENCUMBRANCE. Except as otherwise expressly permitted in this Article 8, Borrower shall not sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein or permit any voluntary or involuntary sale or pledge of any interest in any Restricted Party (collectively, a “Transfer”), other than pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 3.6 hereof, without (i) the prior written consent of Lender and (ii) if a transfer of the Loan in connection with a Securitization (as hereinafter defined) has occurred, delivery to Lender of written confirmation from the Rating Agencies that the Transfer will not result in the downgrade, withdrawal or qualification of the then current ratings assigned to any Securities or the proposed rating of any Securities. For purposes hereof, the term “Restricted Party” shall mean Borrower, any Guarantor or Indemnitor, or any shareholder, partner, member or non member manager, or any direct or indirect legal or beneficial owner of, Borrower, or any shareholder, partner, member or non member manager of any of the foregoing.

8.3 SALE/ENCUMBRANCE DEFINED.

(a)           A Transfer shall include, but not be limited to: (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger or consolidation or Transfer of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Transfer of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Transfer of limited partnership interests or any profits or proceeds relating to such limited partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non member manager (or if no managing member, any member) or the Transfer of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Transfer of non managing membership interests or the creation or issuance of new non managing membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger or consolidation or the Transfer of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) without limitation to the foregoing, any voluntary or involuntary sale, transfer, conveyance or pledge by any person or entity which directly or indirectly controls Borrower (by operation of law or otherwise) of its direct or indirect controlling interest in Borrower. Notwithstanding the foregoing, the following transfers shall not be deemed to be a Transfer requiring Lender’s approval or payment of a transfer fee: (A) transfer by devise or descent or by operation of law upon the death of a partner, member or stockholder of any Restricted Party, (B) a sale, transfer or hypothecation of a partnership, shareholder or membership interest in any Restricted Party, whichever the case may be, by the current partner(s), shareholder(s) or member(s), as applicable, to an immediate family member (i.e., parents, spouses, siblings, children or grandchildren) of such partner, shareholder or member (or a trust for the benefit of any such persons); (C) the sale or pledge, in one or a series of transactions, of not more than forty nine percent (49%) of the stock in a Restricted Party; provided, however, no such transfers shall result in the change of voting control in the Restricted Party, and as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer; (D) the sale or pledge, in one or a series of transactions, of not more than forty nine percent (49%) of the limited partnership interests or non managing membership interests (as the case may be) in a Restricted Party, provided, however, as a condition of such transfer Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer. Notwithstanding anything to the contrary contained in this Section 8.3, (1) a transfer of the ownership interests in Borrower, SCOLP, or Sponsor shall not (by attribution or otherwise) constitute a prohibited Transfer, provided that Sponsor maintains at least a 51% ultimate beneficial ownership interest in Borrower and no transfer of an interest in Borrower or SCOLP is made to a Prohibited Person, and (2) a conveyance or assignment of up to the entire equity ownership interest in Sponsor shall not be deemed to be (by attribution or otherwise) a prohibited Transfer.

(b)           Notwithstanding anything to the contrary contained in this Article 8, and in addition to the transfers permitted hereunder, following the first anniversary of the date hereof, Lender’s consent to a sale, assignment, or other transfer of the Property shall not be withheld provided that Lender receives thirty (30) days prior written notice of such transfer hereunder and no Event of Default has occurred and is continuing, and further provided that, the following additional requirements are satisfied:

(i)            Borrower shall pay Lender a transfer fee equal to 0.5% of the outstanding principal balance of the Loan at the time of such transfer;

(ii)          Borrower shall pay any and all out-of-pocket costs incurred in connection with the transfer of the Property (including, without limitation, Lender’s counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes and the fees and expenses of the Rating Agencies pursuant to clause (x) below);

(iii)         The proposed transferee (the “Transferee”) or Transferee’s Principals (hereinafter defined) must have demonstrated expertise in owning and operating properties similar in location, size and operation to the Property, which expertise shall be reasonably determined by Lender. The term “Transferee’s Principals” shall include Transferee’s (A) managing members, general partners or principal shareholders and (B) such other members, partners or shareholders which directly or indirectly shall own a 15% or greater interest in Transferee;

(iv)         Transferee and Transferee’s Principals shall, as of the date of such transfer, have an aggregate net worth and liquidity reasonably acceptable to Lender;

(v)           Transferee, Transferee’s Principals and all other entities which may be owned or controlled directly or indirectly by Transferee’s Principals (“Related Entities”) must not have been a party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors within seven (7) years prior to the date of the proposed transfer of the Property;

(vi)         Transferee shall assume all of the obligations of Borrower under the Loan Documents in a manner satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance satisfactory to Lender and one or more Transferee’s Principals having an aggregated net worth and liquidity reasonably acceptable to Lender shall execute in favor of Lender a Guaranty of Recourse Obligations and Environmental Indemnity Agreement in form acceptable to Lender;

(vii)        There shall be no material litigation or regulatory action pending or threatened against Transferee, Transferee’s Principals or Related Entities which is not reasonably acceptable to Lender;

(viii)       Transferee, Transferee’s Principals and Related Entities shall not have defaulted under its or their obligations with respect to any other indebtedness in a manner which is not reasonably acceptable to Lender;

(ix)         Transferee and Transferee’s Principals must be able to satisfy all the covenants set forth in Sections 4.2 and 5.9 hereof, no Event of Default or event which, with the giving of notice, passage of time or both, shall constitute an Event of Default, shall otherwise occur as a result of such transfer, and Transferee and Transferee’s Principals shall deliver (A) all organization documentation reasonably requested by Lender, which shall be reasonably satisfactory to Lender, and (B) all certificates, agreements and covenants reasonably required by Lender;

(x)           The Rating Agencies selected by Lender shall confirm in a manner acceptable to Lender that such transfer shall not result in the downgrade, qualification or withdrawal of any ratings then assigned by such Rating Agencies to any class of Securities; and

(xi)         Borrower shall deliver, at its sole cost and expense, an endorsement to the existing title policy insuring the Security Instrument, as modified by the assumption agreement, as a valid first lien on the Property and naming the Transferee as owner of the Property, which endorsement shall insure that, as of the date of the recording of the assumption agreement, the Property shall not be subject to any additional exceptions or liens other than those contained in the title policy issued on the date hereof.

(c)           Immediately upon a transfer of the Property to such Transferee and the satisfaction of all of the above requirements, the named Borrower herein and any affiliated Guarantor or Indemnitor shall be released from all liability under this Security Instrument, the Note and the other Loan Documents accruing after such transfer. The foregoing release shall be effective upon the date of such transfer, but Lender agrees to provide written evidence thereof reasonably requested by Borrower.

8.4 LENDER’S RIGHTS. Except as otherwise expressly provided in Section 8.3(b) hereinabove, Lender reserves the right to condition the consent required hereunder upon a modification of the terms hereof and on assumption of the Note, this Security Instrument and the other Loan Documents as so modified by the proposed transferee, payment of a transfer fee of one percent (1%) of the principal balance of the Note and all of Lender’s expenses incurred in connection with such transfer, the approval by Lender of the proposed transferee, the proposed transferee’s continued compliance with the representations, warranties and covenants set forth in Sections 4.2 and 5.9 hereof, or such other conditions as Lender shall determine in its sole discretion to be in the interest of Lender. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower’s sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property without Lender’s consent. This provision shall apply to every sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property.

9 - DEFAULT

9.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an “Event of Default”: (a) if any portion of the Debt is not paid on the date the same is due or if the entire Debt is not paid on or before the Maturity Date; (b) if any of the Taxes or Other Charges is not paid prior to the date the same becomes delinquent except to the extent sums sufficient to pay such Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument; (c) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender upon request or Borrower has not delivered evidence of the renewal of the Policies thirty (30) days prior to their expiration as provided in Section 3.2(e); (d) if Borrower violates in any material respect any of the provisions of Sections 3.6 or 4.2 or Articles 8 or 11; (e) if any representation or warranty of Borrower or any Indemnitor or Guarantor, or any general partner or managing member of any of the foregoing made in the Loan Documents or any other certificate, report or financial statement delivered to Lender by Borrower or on behalf of Borrower in connection with the Loan shall have been false or misleading in any material respect when made; (f) if (i) Borrower or any general partner or managing member of Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, adjustment, liquidation, dissolution or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Borrower or any general partner or managing member of Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower or any general partner or managing member of Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of sixty (60) days; or (iii) there shall be commenced against Borrower or any general partner or managing member of Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) Borrower or any general partner or managing member of Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower or any general partner or managing member of Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; (g) if Borrower shall be in default beyond any applicable notice or cure period under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property whether it be superior or junior in lien to this Security Instrument; (h) if the Property becomes subject to any mechanic’s, materialman’s or other lien other than a lien for local real estate taxes and assessments not then delinquent and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days after Borrower has first received notice thereof; (i) if any federal tax lien is filed against the Property and same is not discharged of record (by payment, bonding or otherwise) within thirty (30) days after Borrower has first received notice thereof; (j) if within ten (10) days of Lender’s demand therefor Borrower fails to provide Lender with the written certification and evidence referred to in Section 5.9 hereof or Borrower fails to comply with its obligations under Section 16.1; (k) if Borrower or any other Indemnitor shall fail to perform any of its obligations under that certain environmental indemnity agreement of even date herewith (the “Environmental Indemnity”) after the expiration of applicable notice and grace periods, if any; (l) if any default beyond any applicable notice or cure period occurs under any guaranty or indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods, if any; or (m) if for more than ten (10) days after notice from Lender, Borrower shall continue to be in default under any other term, covenant or condition of the Note, this Security Instrument or the other Loan Documents in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default.

10 - RIGHTS AND REMEDIES

10.1 REMEDIES. Upon the occurrence of any Event of Default, Borrower agrees that Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender: (a) declare the entire unpaid Debt to be immediately due and payable; (b) with or without entry, institute proceedings, judicial or otherwise, for the complete or partial foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner, any partial foreclosure to be subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority; (c) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale, judicial decree or otherwise, at one or more sales, as an entirety or in one or more parcels; (d) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the other Loan Documents; (e) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents; (f) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any Guarantor, Indemnitor or of any person, firm or other entity liable for the payment of the Debt; (g) enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may exercise all rights and powers of Borrower with respect to the Property including, without limitation, (1) the right to use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (2) the right to make or complete any construction, alterations, additions, renewals, replacements and improvements to or on the Property as Lender deems advisable; (3) the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (h) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (i) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; (j) apply the receipts from the Property, any Deposits and interest thereon and/or any unearned Insurance Premiums paid to Lender upon the surrender of any Policies maintained pursuant to Article 3 hereof (it being agreed that Lender shall have the right to surrender such Policies upon the occurrence of an Event of Default), to the payment of the Obligations, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion; or (k) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (1) the right to take possession of the Personal Property or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Personal Property, and (2) request Borrower at its expense to assemble the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Personal Property sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower. Upon any foreclosure or other sale of the Property pursuant to the terms hereof, Lender may bid for and purchase the Property and shall be entitled to apply all or any part of the secured indebtedness as a credit against the purchase price.

In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section 10.1 to the contrary, if any Event of Default as described in clause (i) or (ii) of Subsection 9.1(f) shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.

10.2 APPLICATION OF PROCEEDS. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the other Loan Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper, with the remainder, if any, to be disbursed to Borrower or to the person or persons legally entitled thereto in accordance with the requirements of Applicable Law.

10.3 RIGHT TO CURE DEFAULTS. Upon the occurrence of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder or curing or being deemed to have cured any default hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 10.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate (as defined in the Note), for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

10.4 ACTIONS AND PROCEEDINGS. Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

10.5 RECOVERY OF SUMS REQUIRED TO BE PAID. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

10.6 EXAMINATION OF BOOKS AND RECORDS. Lender, its agents, accountants and attorneys shall have the right to examine the records, books, management and other papers of Borrower which reflect upon its financial condition, at the Property or at any other office where the books and records are located. Lender and its agents shall have the right to make copies and extracts from the foregoing records and other papers. In addition, Lender, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Borrower pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Borrower where the books and records are located. This Section 10.6 shall apply throughout the term of the Note and without regard to whether an Event of Default has occurred or is continuing. Lender shall bear the cost of any examination, audit or copying under this Section 10.6 unless such actions are taken in connection with an Event of Default.

10.7 OTHER RIGHTS, ETC. (a)The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower, any Guarantor or any Indemnitor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.

(b)           It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender’s possession.

(c)           Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

10.8 RIGHT TO RELEASE ANY PORTION OF THE PROPERTY. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

10.9 INTENTIONALLY DELETED.

10.10 RECOURSE AND CHOICE OF REMEDIES. Notwithstanding any other provision of this Security Instrument, including but not limited to Article 13 hereof, Lender and other Indemnified Parties (defined in Section 11.1 below) are entitled to enforce the obligations of Borrower, Guarantor and Indemnitor contained in Sections 11.2 and 11.3 without first resorting to or exhausting any security or collateral and without first having recourse to the Note or any of the Property, through foreclosure or acceptance of a deed in lieu of foreclosure or otherwise, and in the event Lender commences a foreclosure action against the Property, Lender is entitled to pursue a deficiency judgment with respect to such obligations against Borrower, Guarantor and Indemnitor. The provisions of Sections 11.2 and 11.3 are exceptions to any non-recourse or exculpation provisions in the Note, this Security Instrument or the other Loan Documents, and Borrower, Guarantor and Indemnitor are fully and personally liable for the obligations pursuant to Sections 11.2 and 11.3. The liability of Borrower, Guarantor and Indemnitor for the obligations pursuant to Sections 11.2 and 11.3 are not limited to the original principal amount of the Note. Notwithstanding the foregoing, nothing herein shall inhibit or prevent Lender from foreclosing pursuant to this Security Instrument or exercising any other rights and remedies pursuant to the Note, this Security Instrument and the other Loan Documents, whether simultaneously with foreclosure proceedings or in any other sequence. A separate action or actions may be brought and prosecuted against Borrower, whether or not action is brought against any other person or entity or whether or not any other person or entity is joined in the action or actions.

10.11 RIGHT OF ENTRY. Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.

10.12 DEFAULT INTEREST AND LATE CHARGES. Borrower acknowledges that, without limitation to any of Lender’s rights or remedies set forth in this Security Instrument, Lender has the right following an Event of Default to demand interest on the principal amount of the Note at the Default Rate and late payment charges in accordance with the terms of the Note.

11 - INDEMNIFICATION

11.1 GENERAL INDEMNIFICATION. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties for, from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to attorneys’ fees and other costs of defense) (the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following, except to the extent the following relate solely to an Indemnified Party’s gross negligence or willful misconduct: (a) any Event of Default; (b) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Security Instrument or the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, any Guarantor or Indemnitor becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (c) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) any use, nonuse or condition in, on or about the Property or any part thereof; (e) any failure on the part of Borrower to perform or be in compliance with any of the terms of this Security Instrument; (f) the failure of any person to file timely with the

Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with the Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (g) any failure of the Property to be in compliance with any Applicable Laws; (h) the enforcement by any Indemnified Party of the provisions of this Article 11; (i) the payment of any commission, charge or brokerage fee to anyone which may be payable by any party other than Lender in connection with the funding of the Loan; or (j) any misrepresentation made by Borrower in this Security Instrument or any other Loan Document. Any amounts payable to Lender by reason of the application of this Section 11.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. For purposes of this Article 11, the term “Indemnified Parties” means Lender and any person or entity who is or will have been involved in the origination of the Loan, any person or entity who is or will have been involved in the servicing of the Loan, any person or entity in whose name the encumbrance created by this Security Instrument is or will have been recorded and persons and entities who may hold or acquire or will have held a full or partial interest in the Loan, including, but not limited to, custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan.

11.2 MORTGAGE AND/OR INTANGIBLE TAX. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the other Loan Documents.

11.3 ERISA INDEMNIFICATION. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Section 5.9.

11.4 DUTY TO DEFEND; ATTORNEYS’ FEES AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of claim or proceeding. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

12 - WAIVERS

12.1 WAIVER OF COUNTERCLAIM. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Note, any of the other Loan Documents, or the Obligations. Any assignee of Lender’s interest in this Security Instrument and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents, and any such rights to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

12.2 MARSHALLING AND OTHER MATTERS. Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by applicable law.

12.3 WAIVER OF NOTICE. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Borrower.

12.4 SOLE DISCRETION OF LENDER. Wherever pursuant to this Security Instrument (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

12.5 SURVIVAL. The indemnifications made pursuant to Article 11 shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Lender’s interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Lender’s rights and remedies pursuant hereto including but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Note or any of the other Loan Documents, any transfer of all or any portion of the Property (whether by Borrower or by Lender following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Note or the other Loan Documents, and any act or omission that might otherwise be construed as a release or discharge of Borrower from the obligations pursuant hereto.

12.6 WAIVER OF TRIAL BY JURY. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THE NOTE, THIS SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

13 - EXCULPATION

13.1 EXCULPATION. Except as otherwise provided in Section 13.1 below, in the Note or in the other Loan Documents, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note or this Security Instrument by any action or proceeding wherein a money judgment shall be sought against Borrower (or against its general partners, without regard to the provisions of Section 13.1 below), except that Lender may sell the Property under any power of sale or right of non-judicial foreclosure or bring a foreclosure action, confirmation action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon the Note, this Security Instrument, the other Loan Documents, and the interest in the Property, the Rents and any other collateral given to Lender created by the Note, this Security Instrument and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower (but not the general partners of Borrower) only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting the Note and this Security Instrument, agrees that it shall not, except as otherwise provided in Section 10.10, sue for, seek or demand any deficiency judgment against Borrower or its general partners in any such action or proceeding, under or by reason of or under or in connection with the Note, the other Loan Documents or this Security Instrument.

13.2 RESERVATION OF CERTAIN RIGHTS. The provisions of Section 13.1 shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by the Note, the other Loan Documents or this Security Instrument; (b) Intentionally Deleted; (c) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under this Security Instrument; (d) affect the validity or enforceability of any indemnity, guaranty, master lease or similar instrument made in connection with the Note, this Security Instrument, or the other Loan Documents; (e) impair the right of Lender to obtain the appointment of a receiver; (f) impair the enforcement of the Assignment of Leases and Rents executed in connection herewith; (g) impair the right of Lender to obtain a deficiency judgment or judgment on the Note against Borrower if necessary to obtain any insurance proceeds or condemnation awards to which Lender would otherwise be entitled under this Security Instrument, provided, however, Lender shall only enforce such judgment against the insurance proceeds and/or condemnation awards; or (h) impair the right of Lender to enforce the provisions of Sections 10.10, 11.2 and 11.3 of this Security Instrument.

13.3 EXCEPTIONS TO EXCULPATION. Notwithstanding the provisions of this Article to the contrary, Borrower shall be personally liable to Lender for the Losses it incurs due to: (i) fraud or intentional, material misrepresentation by Borrower, SCOLP, or any of their agents, principals, officers or employees, (ii) Borrower’s misapplication or misappropriation of insurance proceeds, condemnation awards, or tenant security deposits, if, and to the extent Borrower or its agents have the right and ability to control the disbursement of such proceeds, awards or deposit; (iii) Rents received by Borrower after the occurrence of an Event of Default, provided that such Rents (y) are not applied towards either the Monthly Payment or the ordinary and necessary operating expenses of the Property and Borrower has provided Lender with evidence of same in a form acceptable to Lender, or (z) are paid to Lender, (iv) so long as Borrower has possession and control of the Property, Borrower’s failure to pay (except to the extent that sums sufficient to pay such amounts have been deposited in escrow with Lender pursuant to the terms of this Security Instrument) Taxes or other liens with priority over Lender’s lien on the Property or other liens established under the Loan Documents, to the extent funds are available from the operation of the Property for such purpose, or from escrow deposits made to Lender for such purpose (regardless of whether Lender uses such funds to pay such Taxes or other liens), (v) damage to the Property arising from (y) the intentional misconduct or gross negligence of Borrower, SCOLP, or any of their principals, officers, agents or employees, or (z) any removal of the Property in violation of the Loan Documents, or (vi) Borrower’s or any other Indemnitor’s failure to comply with the provisions of the Environmental Indemnity.

13.4 RECOURSE. Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in Section 13.1 above SHALL BECOME NULL AND VOID and shall be of no further force and effect (i) in the event of Borrower’s default under Sections 4.2 or 8.2 of this Security Instrument, or (ii) if the Property or any part thereof shall become an asset in (1) a voluntary bankruptcy or insolvency proceeding, or (2) an involuntary bankruptcy or insolvency proceeding (A) which is commenced by any party controlling, controlled by or under common control with Borrower (which shall include, but not be limited to, any creditor or claimant acting in concert with Borrower or any the foregoing parties) (the “Borrowing Group”) or (B) in which any member of the Borrowing Group objects to a motion by Lender for relief from any stay or injunction from the foreclosure of this Security Instrument or any other remedial action permitted hereunder or under the Note or the other Loan Documents.

13.5 BANKRUPTCY CLAIMS. Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Note, this Security Instrument and the other Loan Documents.

14 - NOTICES

14.1 NOTICES. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person, (ii) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:	Sea Breeze Limited Partnership 27777 Franklin Road, Suite 200 Southfield, Michigan 48034 Attention: Jonathan M. Colman
With a copy to:	Jaffe, Raitt, Heuer & Weiss, P.C. 27777 Franklin Road, Suite 2500 Southfield, Michigan 48034 Attention: Arthur A. Weiss
If to Lender:	Lehman Brothers Bank, FSB 399 Park Avenue, 8th Floor New York, New York 10022 Attention: John Herman
With a copy to:	Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038 Attention: William Campbell, Esq.

or addressed as such party may from time to time designate by written notice to the other parties.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

For purposes of this Subsection, “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

15 - APPLICABLE LAW

15.1 CHOICE OF LAW. This Security Instrument shall be governed, construed, applied and enforced in accordance with the laws of the state in which the Property is located and the applicable laws of the United States of America.

15.2 USURY LAWS. This Security Instrument and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Debt at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Security Instrument or the Note, Borrower is at any time required or obligated to pay interest on the Debt at a rate in excess of such maximum rate, the rate of interest under the Security Instrument and the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

15.3 PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

16 - SECONDARY MARKET

16.1 TRANSFER OF LOAN. Lender may, at any time, sell, transfer or assign the Note, this Security Instrument and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities (the “Securities”) evidencing a beneficial interest in a rated or unrated public offering or private placement (such process, a “Securitization”). Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Securities or any rating agency (a “Rating Agency”) rating such Securities (all of the foregoing entities collectively referred to as the “Investor”) and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any Guarantor, any Indemnitor and the Property, whether furnished by Borrower, any Guarantor, any Indemnitor or otherwise, as Lender determines necessary or desirable. Borrower shall promptly furnish and Borrower, any Guarantor and any Indemnitor consent to Lender furnishing to such Investors or such prospective Investors or Rating Agency any and all available information concerning the Property, the Leases, the financial condition of Borrower, any Guarantor and any Indemnitor as may be reasonably requested by Lender, any Investor or any prospective Investor or Rating Agency (including, but not limited to, copies of information previously supplied to Lender) in connection with any sale, transfer or participation interest. In addition to any other obligations Borrower may have under this Section 16.1, Borrower, SCOLP and any Guarantor or Indemnitor agree to cooperate with Lender and its Affiliates in connection with any transfer made or any Securities created pursuant to this Section, including: (a) making or causing to be made changes or modifications to (i) the Loan Documents, including (1) bifurcating the Note into two or more notes and/or splitting this Security Instrument into two or more mortgages, deeds of trust or deeds to secure debt (as the case may be) of the same or different priorities or otherwise as determined by and acceptable to Lender or (2) dividing the Note into multiple components corresponding to tranches of certificates to be issued in a Securitization each having a notional balance and an interest rate determined by Lender; provided, however, (1) in the event any new promissory notes evidencing the Loan are prepared and executed in connection with such a separation, Lender shall promptly return the original Note to Borrower and (2) Borrower shall not be required to modify or amend any Loan Document if the overall effect of such modification or amendment would (x) except as the result of an Event of Default and the acceleration of the Loan, change the weighted average interest rate, the maturity, the application of payments or the amortization of principal set forth in the Note, (y) modify or amend any other term of the Note or the other Loan Documents in a manner adverse to Borrower in any material respect, or (z) modify the manner in which Borrower and/or its Affiliates operate the Property or conduct their business operations, (ii) the organizational documents of Borrower and each Affiliate of Borrower required to be a Special Purpose Entity pursuant to the terms of this Security Instrument, (iii) any customary opinion letters, and (iv) other documentation as may be requested by Lender or a Rating Agency; (b) obtaining ratings from two or more Rating Agencies; (c) reviewing sections specifically identified by Lender of prepared offering materials relating to the Property, Borrower, SCOLP, any Guarantor or Indemnitor, and making certain representations and warranties as may be reasonably requested by Lender with regard to such specifically identified sections of offering materials, and consistent with the facts covered by such representations and warranties as they exist on the date thereof; provided, however, such obligation shall not create any obligation on the part of Borrower to update the effective date of any representations made by Borrower in connection with the origination of the Loan; (d) promptly delivering updated information on Borrower, SCOLP, any Guarantor or Indemnitor and the Property; (e) participating (including senior management of Borrower, SCOLP and any Guarantor or Indemnitor) in bank, Rating Agency or investor meetings if requested by Lender; and (f) providing Lender and its Affiliates with customary indemnifications regarding misstatements or omissions of material facts. Notwithstanding the foregoing, Borrower shall not be required to incur any costs of Lender or any other party that is not an Affiliate of Borrower in connection with the cooperation of Borrower, SCOLP and any Guarantor or Indemnitor contemplated by this Section 16.1.

17 - COSTS

17.1 PERFORMANCE AT BORROWER’S EXPENSE. Borrower acknowledges and confirms that Lender shall be entitled to impose certain administrative processing and/or commitment fees in connection with: (a) extensions, renewals, modifications, amendments and terminations of the Loan Documents requested by Borrower, and (b) the release or substitution of collateral for the Loan requested by Borrower, and that Lender shall be entitled to reimbursement for its reasonable out-of-pocket costs and expenses associated with its provision of consents, waivers and approvals under the Loan Documents (the occurrence of any of the above shall be called an “Event”). Borrower further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof, which are required by law, regulation or any governmental or quasi-governmental authority. Borrower hereby acknowledges and agrees to pay, immediately, upon demand, all such fees, costs and expenses.

17.2 ATTORNEY’S FEES FOR ENFORCEMENT. (a) Borrower shall pay all reasonable legal fees incurred by Lender in connection with the preparation of the Note, this Security Instrument and the other Loan Documents, and (b) Borrower shall pay to Lender on demand any and all expenses, including legal expenses and attorneys’ fees, incurred or paid by Lender in protecting its interest in the Property or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.

18 - DEFINITIONS

18.1 GENERAL DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Borrower”, in addition to the meaning given to such term in the opening paragraph of this Security Instrument, shall also mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Lender”, in addition to the meaning given to such term in the opening paragraph of this Security Instrument, shall also mean “Lender, its servicer and any subsequent holder of the Note,” the word “Note”, in addition to the meaning given to such term in the Recital paragraph of this Security Instrument, shall also mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “person” shall include an individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, and any other entity, the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all reasonable attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder. The terms “include(s)” and “including” shall mean “include(s), without limitation” and “including, without limitation”, respectively.

19 - MISCELLANEOUS PROVISIONS

19.1 NO ORAL CHANGE. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

19.2 LIABILITY. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

19.3 INAPPLICABLE PROVISIONS. If any term, covenant or condition of the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Note and this Security Instrument shall be construed without such provision.

19.4 HEADINGS, ETC. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

19.5 DUPLICATE ORIGINALS; COUNTERPARTS. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

19.6 NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

19.7 SUBROGATION. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the payment and performance of the Obligations.

19.8 BROKERS. Borrower agrees to pay and to indemnify and hold Lender harmless from any all loss, cost or expense (including attorneys’ fees and expenses) arising from the claims of any brokers or anyone claiming a right to any fees in connection with the financing of the Property. Notwithstanding the foregoing, Borrower acknowledges that Lender or its affiliates may have a contractual relationship with the broker, if any, that arranged the Loan on Borrower’s behalf, and that such broker may be entitled to fees from Lender or its affiliates in connection with the origination, closing or servicing of the Loan, which fees shall be in addition to any brokerage fees owed by Borrower to such broker. Borrower shall not be responsible for any such additional fees. Borrower acknowledges and agrees that it has made and will make such inquiries of the broker, if any, that arranged the Loan with respect to the nature or existence of such arrangement. No agreement by Lender to pay any such fees or compensation to such broker (if any) shall be binding upon Lender unless it is set forth in separate written instrument that has been duly executed by Lender and such broker.

19.9 ENTIRE AGREEMENT. The Note, this Security Instrument and the other Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Note, this Security Instrument and the other Loan Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, this Security Instrument and the other Loan Documents.

20 - STATE SPECIFIC PROVISIONS

20.1 FUTURE ADVANCES. This Security Instrument is intended to apply to future advances pursuant to 25 Del. C. § 2118. This Security Instrument secures not only existing indebtedness or advances made contemporaneously with the execution hereof, if any, but also future principal advances, with all interest accrued thereon, to or for the benefit of Borrower up to a maximum principal amount of FORTY MILLION AND 00/100 DOLLARS ($40,000,000.00), made pursuant to the terms of the Note, this Security Instrument, the Other Loan Documents and other documents evidencing the secured indebtedness (as the same may be modified, amended or supplemented from time to time), the terms of all of which are incorporated herein by reference. All such future advances, whether such advances are obligatory, optional or both and whether made before or after default or maturity or other similar event, shall be secured by this Security Instrument to the same extent as if such future advances were made contemporaneously with the execution of the Security Instrument, even though no advance may have been made at the time of execution of this Security Instrument and even though no indebtedness is outstanding at the time any advance is made. Any lien attaching to the Property after the date hereof shall be under, subject and subordinate to all indebtedness, including without limitation, future advances

(regardless of when made) secured hereby. This Security Instrument shall also secure, in addition to the maximum principal amount specified herein, disbursements and other advances made for the payment of taxes, assessments, maintenance, care, protection or insurance on the Property, for the discharge of liens having priority over the lien of this Security Instrument, for the curing of waste of the Property, for indemnification obligations regarding environmental liabilities of the Property, and for service charges and expenses incurred by reason of a default hereunder, including, without limitation, late charges, attorney’s fees and court costs, together with interest on all such disbursements at the rate then in effect under the Note or this Security Instrument, and all other charges, disbursements, advances, costs and expenses now or hereafter permitted by law. The preference and priority of the lien of this Security Instrument shall extend to any and all modifications of this Security Instrument or of the obligations secured by this Security Instrument, except to the extent expressly limited by Applicable Laws. Nothing herein contained shall be deemed an obligation on the part of the Lender to make any future advances.

20.2 CONFLICTING PROVISIONS. The provisions of this Article are intended to supplement, and not limit, the other provisions of this Security Instrument; provided, however, that in the event the provisions of this Article contradict any other provision of this Security Instrument, the provisions of this Article shall govern.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Borrower has duly executed this Security Instrument with the intent that the document be executed and delivered as a sealed instrument, and affixed its seal or adopted as its seal the word “(SEAL)” appearing beside its execution below, all as of the date and year first written above.

BORROWER:
Signed, sealed and delivered in the presence of: ___________________________________ Witness

SEA BREEZE LIMITED PARTNERSHIP,
a Delaware limited partnership

By:   Sea Breeze GP One LLC, a Michigan limited liability company, its general partner

By:   Sun Sea Breeze QRS, Inc., a Michigan corporation, its managing member

By:___________________________(SEAL)

Jonathan M. Colman

Executive Vice President

STATE OF ________________ )
)ss:
COUNTY OF ______________ )

The foregoing instrument was acknowledged before me this ______ day of __________, 2006 by Jonathan M. Colman, as Executive Vice President of Sun Sea Breeze QRS, Inc., a Michigan corporation, as managing member of Sea Breeze GP One LLC, a Michigan limited liability company, as general partner of SEA BREEZE LIMITED PARTNERSHIP, a Delaware limited partnership, on behalf of said corporation, limited liability company and limited partnership. He is personally known to me or has produced a _________________ as identification.

____________________________________________ Print Name:___________________________________ Title:_________________________________________ Commission No.________________________________ (if any)

My Commission Expires:_________________

EXHIBIT A

(Description of Land)

ALL of that certain lot, piece or parcel of land, with the buildings and improvements thereon, situate, lying and being in Sussex County, Delaware and being more particularly described as follows:

EXHIBIT B

REPLACEMENT RESERVE AND LEASING RESERVE REQUIREMENTS

1.	Defined Terms.

All capitalized terms used herein and not defined in this Security Instrument shall have the meanings set forth in Section 7 of this Exhibit B. To the extent any Reserve Deposit is assigned the meaning “none” in the Reserve Letter, the provisions set forth in this Exhibit B specifically relating to the making or application of such Reserve Deposits shall be disregarded.

2.	Reserve Deposits.

(a)           Concurrently with the execution of this Security Instrument, Borrower shall deposit with Lender the Deferred Maintenance Deposit. The Deferred Maintenance Deposit shall be applied as provided in Section 4.1 of this Exhibit B.

(b)           On each date that a regularly scheduled payment of principal or interest is due under the Note, Borrower shall be required to make a Monthly Deposit. Notwithstanding anything contained herein to the contrary, no Monthly Deposit shall be required unless an Event of Default shall have occurred.

(c)           Lender shall deposit each Monthly Deposit, as received, in an escrow account (the “Reserve”). Out of each Monthly Deposit, the Monthly Replacement Account Deposit shall be allocated to an account (the “Replacement Account”) for the payment of Replacements and the Monthly Leasing Account Deposit shall be allocated to an account (the “Leasing Account”) for the payment of Tenant Improvements and Leasing Commissions (as defined below) in conjunction with Leases (as hereinafter defined).

(d)           Lender shall maintain a record of all deposits into and withdrawals from the Reserve and their allocation to the Replacement Account and the Leasing Account. Lender or a designated representative of Lender shall have the sole right to make withdrawals from such account.

3.	Disbursements.

(a)           Provided no Event of Default exists, Lender shall make disbursements of funds available in the Replacement Account to reimburse Borrower for Replacements.

(b)           Provided no Event of Default exists, Lender shall make disbursements of funds in the Leasing Account to reimburse Borrower for the cost of (i) tenant improvements required under any Lease (collectively, the “Tenant Improvements”); and (ii) leasing commissions incurred by Borrower in connection with any Lease, provided that (x) such leasing commissions are reasonable and customary for properties similar to the Property and the portion of the Property for which such leasing commission is due, (y) the amount of such leasing commissions are determined pursuant to arms length transactions between Borrower and any leasing agent to which a leasing commission is due, and excluding any leasing commissions which shall be due any general partner, or shareholder of Borrower or any affiliate of Borrower and (z) the tenant under the related Lease shall have taken occupancy of its entire leased premises and commenced the payment of its entire base minimum rent (collectively, “Leasing Commissions”).

(c)           Lender shall, upon written request from Borrower and satisfaction of the requirements set forth in this Section 3, disburse to Borrower amounts from the Reserve necessary to reimburse Borrower for the actual costs of (i) any Leasing Commissions and (ii) any work relating to Replacements or Tenant Improvements (collectively, “Work”).

(d)           Each request for disbursement from the Reserve shall be in a form specified or approved by Lender, and shall be accompanied by evidence of the full performance of the obligations of the leasing agent or satisfactory completion of the Work, as the case may be, and such bills, invoices and other evidence of the incurrence of the related costs and expenses as Lender may reasonably request.

(e)           Borrower shall not make a request for disbursement from the Reserve more frequently than once in any calendar quarter.

(f)           Borrower shall not make a request for disbursement from the Reserve in an amount less than the lesser of (i) $5,000, and (ii) the total cost of the Replacement, Tenant Improvement or Leasing Commission for which the disbursement is requested.

4.	Performance of Replacements.

4.1          Deferred Maintenance. Notwithstanding anything contained herein to the contrary, Borrower agrees to perform all of the Scheduled Repairs within sixty (60) days after the date hereof or such other period of time, if any, set forth in the Reserve Letter. The Deferred Maintenance Deposit shall be used solely for the payment of the actual costs of the Scheduled Repairs. Upon completion of the Scheduled Repairs in accordance with the requirements hereof, the portion of the Deferred Maintenance Deposit remaining undisbursed, if any, shall be disbursed to Borrower. All conditions, covenants and agreements set forth herein with respect to a disbursement from the Replacement Account shall apply to the disbursements from the Deferred Maintenance Deposit.

4.2          Entry Onto Property: Inspections. Lender may inspect the Property in connection with any Work prior to disbursing funds from the Reserve with respect thereto. In connection with any Work that is (i) a structural repair or improvement, (ii) a replacement or repair of a major component or element of any part of the Property or (iii) Scheduled Repairs, Lender may require, at Borrower’s expense, one or more inspections and/or certificates of completion by an appropriate independent, qualified professional (e.g., architect, engineer, consultant) approved by Lender. In addition to Lender’s costs and expenses, Borrower shall pay Lender a reasonable inspection fee, provided, however, such fees shall not exceed $500, in the aggregate, in any calendar year.

5.            Borrower’s Records. Borrower shall furnish such financial statements, invoices, records, papers and documents relating to the Property as Lender may reasonably require from time to time to make the determinations permitted or required to be made by Lender with respect to disbursements of the Deferred Maintenance Deposit and/or the Reserve.

6.            Insufficiency of Reserve Balances, Temporary Deferral of Monthly Deposits. The insufficiency of any balance in the Reserve or the Deferred Maintenance Deposit shall not abrogate Borrower’s agreement to fulfill its obligations contained in this Security Instrument. In the event Lender determines that (i) the balance in the Reserve is less than the current estimated cost to complete the Work and pay the Leasing Commissions which Borrower, in the prudent operation of the Property can reasonably be anticipated to incur during the succeeding twenty four (24) months, or (ii) the balance of the Deferred Maintenance Deposit is less than the amount necessary to complete the Scheduled Repairs, Borrower shall deposit the shortage within ten (10) days of request by Lender. In the event Lender determines from time to time based on Lender’s inspections that the amount of the Monthly Deposit is insufficient to fund the cost of likely Work and Leasing Commissions and related contingencies that may arise during the remaining term of the Loan, Lender may require an increase in the amount of the Monthly Deposits upon thirty (30) days prior written notice to Borrower. Lender may approve a temporary deferral or a reduction in the amount of the Monthly Deposit; provided, however, that if Lender approves either a temporary deferral or reduction in the amount of the Monthly Deposit, such action by Lender shall not prevent Lender from requiring Borrower to resume payment of the Monthly Deposits on any date that Lender may deem appropriate.

7.	Certain Defined Terms. The following terms shall have the meanings assigned to them below:
(a)	“Deferred Maintenance Deposit” means the Deferred Maintenance Deposit set forth in the Reserve Letter, if any.

(b)	“Monthly Deposit” means the sum of the Monthly Leasing Account Deposit and the Monthly Replacement Account Deposit.
(c)	“Monthly Leasing Account Deposit” means the Monthly Leasing Account Deposit set forth in the Reserve Letter, if any.
(d)

“Monthly Replacement Account Deposit” means the Monthly Replacement Account Deposit set forth in the Reserve Letter. If there is no Monthly Leasing Account Deposit, the Monthly Replacement Account Deposit shall have the same meaning as the Monthly Deposit.

(e)

“Replacements” means the costs of any repairs, improvements, equipment, alterations, additions, changes, replacements and other items which, under generally accepted accounting principles, consistently applied, are properly classified as capital expenditures or capital improvements (and, in the case of multifamily projects only shall include the costs of window treatments and carpeting, blinds, equipment and appliances, and painting of the exterior of the Property), but excluding (i) costs of routine maintenance to the Property; (ii) the costs of salaries, benefits and administrative expenses related to the employment of (A) officers and executives of Borrower, and of employees of Borrower above the level of building manager, and (B) employees of Borrower at or below the level of building manager, except in the case of those costs which Borrower can demonstrate to Lender’s satisfaction to be properly allocable to the work performed by such employees in connection with Replacements; (iii) the cost of any items for which Borrower is reimbursed by insurance or otherwise; (iv) the cost of any landscaping work to the Property; (v) the cost of any material additions or material alterations to the Property after the date hereof; and (vi) (except in the case of multifamily projects) the cost of any alterations, additions, changes, replacements and improvements that are made primarily in order to prepare space for occupancy by a tenant.

(f)	“Reserve Deposits” shall mean the Deferred Maintenance Deposit and the Monthly Deposit.
(g)

“Reserve Letter” means a letter from Borrower to Lender of even date herewith confirming the amount of the Monthly Replacement Account Deposit, the Monthly Leasing Deposit Account Deposit (if any) and the Deferred Maintenance Deposit, if any, and the Scheduled Repairs, if any.

(h)	“Scheduled Repairs” means the Scheduled Repairs described in the Reserve Letter, if any.

EXHIBIT C

PROVISIONS REGARDING LETTERS OF CREDIT

1.            Certain Defined Terms. For purposes hereof, the following terms shall have the following meanings:

(a)           “Eligible Institution” shall mean shall mean a depository institution or trust company, insured by the Federal Deposit Insurance Corporation, (a) the short term unsecured debt obligations or commercial paper of which are rated at least A 1+ by S&P, P 1 by Moody’s and F 1+ by Fitch in the case of accounts in which funds are held for thirty (30) days or less, or (b) the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s in the case of accounts in which funds are held for more than thirty (30) days.

(b)	“Fitch” shall mean Fitch, Inc.

(c)           “Letter of Credit” shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit acceptable to Lender and the Rating Agencies (which shall have a term of one (1) year, be an evergreen letter of credit or shall not expire until at least thirty (30) Business Days after the Maturity Date) in favor of Lender and entitling Lender to draw thereon in New York, New York, issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution. If at any time the bank issuing any such Letter of Credit shall cease to be an Eligible Institution, Lender shall send notice of same to Borrower and Borrower shall have thirty (30) days within which to either (i) obtain a new Letter of Credit with an Eligible Institution or (ii) if such event occurs after a Securitization, deliver to Lender a Rating Agency Confirmation stating that the credit rating of the Securities will not be qualified, downgraded or withdrawn if such Letter of Credit is not replaced with a Letter of Credit issued by an Eligible Institution. If a Rating Agency Confirmation or a new Letter of Credit issued by an Eligible Institution has not been delivered to Lender within such thirty (30) day period, or if any Letter of Credit has not been renewed or extended at least thirty (30) days prior to its expiration date, then Lender shall have the right immediately to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions hereof, and, upon the receipt by Lender of 100% of the proceeds of such draw, Borrower’s obligation to obtain such new Letter of Credit with an Eligible Institution or a Rating Agency Confirmation shall be deemed satisfied.

(d)	“Moody’s” shall mean Moody’s Investors Service, Inc.
(e)	“S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.
2.	Delivery of Letters of Credit.

(a)           In lieu of making payments to the Escrow Fund for the purpose of paying Taxes, Borrower may deliver to Lender a Letter of Credit in accordance with the provisions of this Exhibit C. The aggregate amount of any such Letter of Credit and cash on deposit in the Escrow Fund shall at all times be equal to or greater than the aggregate amount that Borrower shall be required to deposit into the Escrow Fund pursuant to Section 3.4 of this Security Instrument for purposes of paying Taxes becoming due within the ensuing twelve (12) month period (the "Required Amount"). Within thirty (30) days of Borrower's delivery of a Letter of Credit to Lender in the Required Amount that complies with the requirements of this Exhibit C, Lender shall release to Borrower the amount by which the sum of the cash on the deposit in the Escrow Fund and the amount of such Letter of Credit exceeds the Required Amount. Thereafter, Borrower shall be responsible for making the direct payment of Taxes and Lender shall have no responsibility therefor.

(b)           Borrower shall give Lender no less than thirty (30) days notice of Borrower’s election to deliver a Letter of Credit and Borrower shall pay to Lender all of Lender’s reasonable out-of-pocket costs and expenses in connection therewith. Borrower shall not be entitled to draw from any such Letter of Credit. If a Letter of Credit has been outstanding for more than three (3) months, upon ten (10) days notice to Lender

Borrower may replace such Letter of Credit with a cash deposit to the Escrow Fund . Prior to the return of a Letter of Credit, Borrower shall deposit an amount equal to the amount that would have accumulated in the Escrow Fund.

(c)           Borrower shall deposit cash with Lender, deliver to Lender an additional Letter of Credit or deliver to Lender a valid and binding amendment of any existing Letter of Credit to increase the undrawn amount thereof within ten (10) of notice from Lender that Borrower is not in compliance with its obligations under Section 2.1(a) above.

3.	Provisions Regarding Letters of Credit.

(a)           Event of Default. An Event of Default shall occur if Borrower shall fail to amend, replace, increase or extend any Letter of Credit as required by this Exhibit C (including, but not limited to, as set forth in Section 2.1(c) above or in the definition of Letter of Credit).

(b)           Security for Debt. Each Letter of Credit delivered under this Security Instrument shall be additional security for the payment of the Debt. Upon the occurrence of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine or to hold such proceeds as security for the Debt.

(c)           Additional Rights of Lender. In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full any Letter of Credit: (a) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (b) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (c) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is provided); or (d) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Eligible Institution and Borrower has not, within thirty (30) days after notice thereof, obtained a new Letter of Credit with an Eligible Institution.